EXHIBIT 23.1









Board of Directors
Universal Ice Blast, Inc.
Kirkland, WA

                    CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS

We consent to incorporation by reference in the registration statement on Form S-8 of Universal Ice Blast, Inc. of our report dated May 6, 2002, relating to the consolidated financial statements of Universal Ice Blast, Inc. as of December 31, 2001, which report appears in the December 31, 2001 annual report on Form 10-KSB of Universal Ice Blast, Inc.



/s/ Williams & Webster, P.S.
Certified Public Accountants
Spokane, Washington

August 14, 2002

































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